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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 25, 2003, accompanying the consolidated financial statements included in the Annual Report of Cell Robotics International, Inc. on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cell Robotics International, Inc. on Form S-8.


         /s/ GRANT THORNTON LLP


Albuquerque, New Mexico
November 7, 2003